UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2013

GENVEC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24469	23-2705690
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 West Watkins Mill Road, Gaithersburg, Maryland	20878
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 632 0740

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 3 – Securities and Trading Markets

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 25, 2013 GenVec, Inc. (the “Company”) received a notice from The NASDAQ Stock Market LLC (“NASDAQ”) stating that the minimum bid price of the Company’s common stock was below $1.00 per share for 30 consecutive business days and that the Company was therefore not in compliance with the minimum bid price requirement for continued listing set forth in Marketplace Rule 5550(a)(2).

The notification letter states that GenVec will be afforded 180 calendar days, or until December 23, 2013, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for at least ten consecutive business days. NASDAQ may, in its discretion, require the Company’s common stock to maintain a bid price of at least $1.00 per share for a period in excess of ten consecutive business days, but generally no more than 20 consecutive business days, before determining that the Company has demonstrated an ability to maintain long-term compliance.

If the Company does not regain compliance by December 23, 2013, but meets the continued listing requirement for market value of publicly held shares and all other applicable standards for initial listing on the NASDAQ Capital Market (with the exception of the minimum bid price requirement), the Company may be eligible for an additional 180-day compliance period. Unless NASDAQ determines that it does not appear possible for the Company to cure the deficiency, the Company will be granted the additional 180-day compliance period if it notifies NASDAQ of its intent to come into compliance with the minimum bid price requirement. If the Company is not eligible for the additional 180-day compliance period, NASDAQ will provide written notice that the Company’s securities will be delisted.  At that time, the Company may appeal the delisting determination to an independent Hearings Panel authorized by the NASDAQ Board of Directors.

The Company intends to actively monitor the bid price for its common stock between now and December 23, 2013, and will consider available options to resolve the deficiency and regain compliance with the NASDAQ minimum bid price requirement. However, there is no assurance that the Company will be eligible for an additional compliance period or that its common stock will not be delisted, particularly given the previously announced approval by the Company’s Board of Directors of a Plan of Complete Liquidation and Dissolution of the Company, subject to stockholder approval.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENVEC, INC.

Date: June 25, 2013	By:	/s/ Douglas J. Swirsky
Douglas J. Swirsky Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

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